UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2011

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification
Number)

800 West Madison Street, Chicago, Illinois		60607
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(888) 422-6562

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On March 23, 2011, the Board of Directors of MB Financial, Inc. (the “Company”) amended Article I, Section 7 of the Company’s by-laws to provide that in an uncontested election of directors, directors will be elected by a majority of the votes cast with respect to each director, meaning that in order to be elected, the number of votes cast “for” a director nominee’s election must exceed the number of votes cast “against” that director nominee’s election.  Prior to the amendment, the Company’s by-laws provided for the election of directors by a plurality of the votes cast, regardless of whether the election was contested or uncontested.  As amended, Article I, Section 7 provides that directors will be elected by a plurality of the votes cast in the case of a contested election, defined as one where (i) the Company has received notice that a stockholder has nominated or proposed to nominate one or more persons for election as a director at a meeting, which notice purports to be in compliance with applicable requirements, and (ii) as of the 14th day prior to the date on which the Company files its definitive proxy statement for the meeting with the Securities and Exchange Commission (the “SEC”), the stockholder has not withdrawn the stockholder’s nomination(s), and as a result, the number of nominees or proposed nominees exceeds the number of directors to be elected at the meeting.   A copy of the Company’s amended and restated by-laws is attached to this report as Exhibit 3.1.

On March 23, 2011, the Company’s Board of Directors also amended the Company’s corporate governance principles to provide that in order for an incumbent director to be nominated for re-election at an annual meeting of stockholders, he or she must, prior to the filing with the SEC of the Company’s definitive proxy statement for that meeting, tender his or her irrevocable resignation to the Chairman of the Nominating and Corporate Governance Committee of the Company’s Board of Directors, which resignation will take effect only upon (i) his or her failure to receive the required majority vote in an uncontested election at the meeting and (ii) the Board’s acceptance of such resignation.  As amended, the Company’s corporate governance principles further provide that if a nominee for re-election fails to receive the required majority vote, the Nominating and Corporate Governance Committee must consider the director’s previously submitted irrevocable resignation and make a recommendation to the Board of Directors on whether to accept or reject such resignation.  The Board of Directors must act on the resignation within 90 days following the date of the final certification of the stockholder vote pertaining to the election, and the Company will promptly thereafter disclose the Board’s decision on whether to accept or reject the resignation and the reasons for the Board’s decision.  A copy of the Company’s amended corporate governance principles is available at the Company’s website, www.mbfinancial.com, by clicking “About MB,” then “Investor Relations,” then “Corporate Governance” then “Governance Documents.”

The amendments to the Company’s by-laws and corporate governance principles became effective immediately and will apply to the Company’s upcoming annual meeting of stockholders.

Item 8.01  Other Events

On March 23, 2011, the Company issued the press release attached hereto as Exhibit 99.1, announcing the date, time and place of its upcoming annual meeting of stockholders.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1	Amended and Restated By-laws

99.1	Press Release dated March 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: March 24, 2011	By:	/s/ Jill E. York
Jill E. York
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                Description

3.1            Amended and Restated By-laws
99.1          Press Release dated March 23, 2011